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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549


                                      FORM 8-K
                                   CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 1, 2000


                        ADVANTAGE MARKETING SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


          Oklahoma                      001-13343              73-1323256
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer
     of incorporation)                                      Identification No.)



2601 Northwest Expressway, Suite 1210W
       Oklahoma City, Oklahoma                               73112-7293
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:  (405) 842-0131


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ITEM 5.  OTHER EVENTS

                  ADVANTAGE MARKETING SYSTEMS APPOINTS NEW PRESIDENT

     OKLAHOMA CITY, OK - John W. Hail, Chairman of Advantage Marketing Systems, Inc. (AAMS@) (AMM - AMEX) today announced the appointment of Dr. Joseph B. (Bob) Williams as President of Advantage Marketing Systems, Inc. effective June 1, 2000.

     Stated Mr. Hail, "Advantage Marketing Systems has established three immediate goals for itself. To become an efficient, well-managed company capable of creating and sustaining long-term growth, to become a major force in the USA direct selling industry and to expand internationally as rapidly as prudently possible. It is fortunate for us that Bob is available to us as he closely matches all three of our objectives."

     "Our new President must be capable of managing a dynamic and growing business. Bob has extensive experience in dealing with businesses of all sizes and types. As a turnaround specialist, he is well versed in how to keep our business lean and profitable. Our new President must understand all aspects of direct selling. Bob has 30 years experience in direct selling throughout the world. He fully understands MLM and Party Plan and has worked with major direct selling companies such as Tupperware, Stanhome, Jeunique, Oriflamme and many more. And, our new President must understand international direct selling. Bob has 25 years experience in establishing and managing direct selling companies in Asia-Pacific, Europe and Canada. He has business contacts in 30 countries."

     Dr. Williams' background includes a Bachelor degree in Accounting, a Masters degree in Management and a Doctor of Business Administration degree in International Management. Dr. Williams is a member of the Turnaround Management Association, the Los Angeles World Affairs Council and the Singapore-American Business Association.

     AMS markets more than 100 natural nutritional supplements, weight management products, skin and hair care products and cosmetics based on herbal-based proprietary product formulations. The Company's products are distributed by more than 72,000 independent distributors.

     For more information, visit the Company's web site at WWW.AMSONLINE.COM.


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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ADVANTAGE MARKETING SYSTEMS, INC.
                                       (Registrant)


                                       By: /s/ JOHN W. HAIL
                                          ------------------------------------
Date: June 2, 2000                             John W. Hail, CEO



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